CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of My Personal Salon, Inc. of our report for the period from November 9, 2000 (inception) to June 30, 2001, dated September 18, 2001, relating to the financial statements of My Personal Salon, Inc. and to the reference to our firm under the captions "Experts" in the above-referenced prospectus.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
May 1, 2002